UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 5, 2014 (November 5, 2014)

KALLO INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

675 Cochrane Drive
West Tower, Suite 630
Markham, Ontario
Canada   L3R 0B8
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                          REGULATION FD DISCLOSURE.

On November 5, 2014, further to our business development update provided earlier this week, our chairman and CEO, Mr. John Cecil is delighted to announce that the Minister of Health of Ghana, Hon. Dr. Kwaku Agyeman Mensah in an official letter to Kallo Inc. has conveyed a confirmed acceptance and prioritization of Kallo MobileCare; Kallo RuralCare and Kallo DialysisCare programs for Ghana. "The proposed program will allow for advanced primary care and the effective screening of suspected infectious disease cases at various geographic locations throughout Ghana, thereby reducing the spread of infection, bringing any outbreak under control to position Ghana for Medical Tourism." Said Hon. Dr. Kwaku Agyeman Mensah.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press Release dated November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of November, 2014.

KALLO INC.

BY:	VINCE LEITAO
Vince Leitao
President, Chief Operating Officer and a member of the Board of Directors